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                       COMMUNICATIONS SERVICES AGREEMENT

CARRIER:   Phoenix Network Inc.
           --------------------

CARRIER'S STATE      California                AGREEMENT          5/22/96
                     ----------                                   -------
OF INCORPORATION:                              DATE:

INITIAL
TERM:  7   YEARS
     -----

         This Agreement between US ONE Communications Corp., a Delaware corporation ("USOC"), and the above-named Carrier establishes the terms and conditions under which USOC will furnish Communications Services to Carrier.

                          GENERAL TERMS AND CONDITIONS

1.       Mutual Agreements.

                 USOC agrees to provide, and Carrier agrees to pay for, Communications Services available in any Service Area that are ordered by Carrier, on the terms and conditions of this Agreement. Each Communications Service will be available in each Service Area indicated on the most recent Service Availability Schedule.

2.       Incorporated Terms; Tariffs.

         2.1     Definitions.

                 For purposes of this Agreement, capitalized words and phrases shall have the respective meanings set forth in the Definitions Annex attached hereto, which is incorporated in and made a part of this Agreement.

         2.2     Terms.

                 Subject to Section 2.3, the terms and conditions under which USOC will provide any Communications Service to Carrier in any Service Area shall be as set forth in (i) the Tariff, if any, for such Communications Service in effect for such Service Area, (ii) the General Terms of this Agreement, (iii) the Service Description for such Communications Service, and
(iv) the Service Request for such Communications Service in such Service Area. Each of the Tariffs relating to any Communications Service in any Service Area, each Service Description for any Communications Service and each Service Request are incorporated in and made a part of this Agreement.





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         2.3     Priorities Upon Conflict Between Terms.

                 In the event of a conflict as to any Communications Service for any Service Area between the terms of this Agreement, the related Service Description, the related Service Request and any applicable Tariff, the following order of precedence will prevail (from highest priority to lowest priority):

                 (i) the Service Request for such Communications Service in such Service Area;

                 (ii) the Service Description for such Communications Service (except as to matters specified in Section 18 of the General Terms of this Agreement, as to which such Section 18 will prevail);

                 (iii)    the General Terms of this Agreement; and

                 (iv) the Tariff for Communications Service in effect for such Service Area.

         2.4     Service Description.

                 Subject to Section 2.3, the Service Description for any Communications Service, together with any applicable Tariff, will describe the terms and conditions under which USOC will provide such Communications Service under this Agreement.

         2.5     Service Requests.

                 No Service Request shall be valid and binding on USOC under this Agreement unless USOC has issued a Service Request Confirmation confirming such Service Request, whereupon such Service Request will be incorporated in and made a part of this Agreement. No service request confirmation shall be unreasonably delayed by USOC.

         2.6     Scope of Tariff.

                 A Tariff for any Communications Service will, in general, set forth general regulations applicable to such Communications Service and the terms for such matters as carrier common line (CCL), end user common line
(EUCL), subscriber line charges (SLC), ordering options, service options, specialized or ancillary services, service areas, special charges (assessed due to tax or regulatory authorities), data communications, database or enhanced data services and rates applicable to such Communications Service. USOC shall furnish copies of all tariffs and amendments to Carrier at time of filing.





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3.       Term of Agreement.

         3.1     Term & Renewals.

                 The term of this Agreement shall commence on the Agreement Date specified above, terminating on the date that is the Initial Term specified above thereafter. This Agreement shall be automatically renewed in successive one-year periods unless terminated by written notice by one of the parties at least 30 days prior to the end of the last year of the term.

         3.2     Survival

                 In the event the Service Term for a particular Communications Service to be provided by USOC to Carrier as specified in a Service Request extends beyond the effective date of termination, such Communications Service shall remain in effect for the agreed upon time for such Communications Service, with all of the terms and conditions of this Agreement otherwise expiring upon such termination remaining in effect with respect to (but only with respect to) such Communications Service.

         3.3     Termination for Breach by Carrier

                 In the event Carrier is in material breach of this Agreement, including without limitation, failure to pay charges due hereunder by the date stated in any Suspension Notice described in Section 4.5, USOC, in addition to rights under any applicable Tariff shall have the right, after giving Carrier an additional ten days prior written notice, to terminate this Agreement. If Carrier fails to make payment by the date stated in the Suspension Notice and USOC, after giving Carrier an additional ten days prior written notice, terminates this Agreement as provided in this Section 3.3, Carrier shall be liable for payment of any applicable Cancellation Charges as if this Agreement had been terminated pursuant to Section 4.7. USOC shall not have the right to terminate this Agreement for Carrier's failure to pay charges by the date stated in the Suspension Notice where (a) the charges set forth in the Suspension Notice are Withheld Amounts under Section 4.4; (b) Carrier has initiated arbitration proceedings under Section 17.3 with respect to the charges described in the Suspension Notice; or (c) the unpaid charges described in the Suspension Notice do not exceed $250,000.00

         3.4     Termination for Breach by USOC.

                 In the event USOC misses its Switch Implementation Schedule in any Service Areas by 30 days or more ("material miss"), and this material miss results in economic harm to Carrier which has not been offset by USOC's other switch installations and provisioning of services to Carrier in other Service Areas, Carrier has the right to either (a) enter into an agreement for Communications Services with any Comparable Switching Service Provider(s) in the affected Service Area, or (b) terminate this Agreement without assessment of any penalties or cancellation charges. Carrier shall not be entitled to





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terminate if USOC agrees, in writing, to compensate Carrier for the increased cost Carrier has incurred or will incur due to USOC's material miss. This compensation is for the cost differential between USOC's pricing and Carrier's cost to cover, that is, the pricing Carrier receives from its current Carrier or the entity Carriers purchases like services from the date of the material miss until USOC's Switch(es) is installed and Communications Services are available to Carrier and/or other direct costs incurred by Carrier due specifically to USOC's material miss.

4.       Charges and Payment Terms.

         4.1     Invoices.

                 USOC will bill for any Communications Service provided hereunder on a monthly basis on pricing terms specified in the applicable Tariff (as modified or supplemented by the related Service Description and Service Request).

         4.2     Taxes.

                 Carrier shall file an appropriate exemption certificate or pay, in addition to all other charges provided for herein, any applicable federal, state or local use, excise, gross receipts, sales and privilege taxes, duties, fees or similar liabilities (other than general income or property taxes), whether charged to or against USOC or Carrier because of any Communications Service furnished to Carrier ("Additional Charges"). Carrier acknowledges and understands that USOC will compute all charges under this Agreement without deduction or credit for any Additional Charges.

         4.3     Payment.

                 Each USOC invoice will be due and payable for any Communications Service in full on the date of the invoice ("Invoice Date"). If payment is not received by USOC on or before the date (the "Late Fee Date") that is 30 days after receipt of month end CDR media (as defined in section 18.12), Carrier shall also pay a late fee from the Late Fee Date until paid in the amount of the lesser of one and one-half percent (1 1/2%) of the unpaid balance of the charges per month or the maximum lawful rate under applicable state law.

         4.4     Billing Disputes.

                 Late fees shall not apply for amounts reasonably disputed by Carrier, provided Carrier:

(i) pays all outstanding undisputed charges due on or before the Late Fee Date, other than the disputed amount ("Withheld Amount") which cannot be greater than 25% of total outstanding charges.





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(ii)     presents a written statement of any billing discrepancies to USOC in reasonable detail on or before the Late Fee Date of the invoice in question, and

(iii) negotiates in good faith with USOC for the purpose of resolving such dispute within 60 days of USOC scheduled meeting for appropriate exchange of information.

Within ten (10) business days, USOC will respond, in writing, to all amounts Carrier has disputed in writing. USOC's failure to respond within ten (10) business days, shall constitute USOC's agreement that the disputed amounts were billed in error. If USOC determines that Carrier was billed in error, a credit for the amount billed incorrectly will appear on the next invoice. If USOC determines that the disputed amount was billed correctly, then Carrier shall have ten (10) business days to pay the amount due. If Carrier does not agree with USOC's assessment, both parties agree to resolution through binding arbitration in the State of Colorado within thirty (30) days of USOC's determination that the bill was issued properly. Late fees shall not begin to accrue on any disputed billing amounts (i) so long as Carrier pays within the ten business day period following USOC's determination; or (ii) until a final arbitration decision in USOC's favor. Notwithstanding the above, Carrier shall notify USOC in writing within 30 days following Carriers discovery of any billing discrepancy.

         4.5     Suspension of Communications Service.

                 Except as to Withheld Amounts described in Section 4.4 above, in the event charges due pursuant to any USOC invoice are not paid in full by the Late Fee Due Date, USOC shall have the right, after giving Carrier 10 business days' prior notice, to suspend all or any portion of any Communications Service to Carrier ("Suspension Notice") until such time (designated by USOC in its Suspension Notice) as Carrier has paid in full all charges then due to USOC, including any late fees. Following such payment, USOC shall reinstitute Communications Service to Carrier only when Carrier provides USOC with satisfactory assurance of Carrier's ability to pay for any Communications Service (i.e., a cash deposit, letter of credit or other means acceptable to USOC) and Carrier's advance payment of the cost of reinstituting any Communications Service. The Suspension Notice shall set forth USOC's good faith estimate of the costs of reinstituting service if Carrier's service is suspended. If Carrier fails to make the required payment by the date set forth in the Suspension Notice, Carrier will be deemed to have canceled any Communications Service suspended effective as of the date of suspension. Such cancellation shall not relieve Carrier for payment of applicable Cancellation Charges as described in Section 4.7.

         4.6     Special Charges.

                 In the event Carrier requests expedited provisioning of any Communications Service or changes to any Service Request and USOC agrees to such request, USOC may





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condition its performance of such request upon Carrier's payment of additional charges to USOC provided that Carrier is advised of the amount of such charges in writing prior to the date the services are performed.

         4.7     Cancellation.

                 (a) At any time, subject to Section 18, Carrier may cancel any Communications Service in any Service Area or effect an early termination of this Agreement (and thereby cancel all Communications Services in all Service Areas) if Carrier provides written notification thereof to USOC not less than 30 days prior to the effective date of cancellation or termination.

                 (b) In such case, Carrier shall pay to USOC all charges for each canceled Communications Service provided through the effective date of such early cancellation plus the Cancellation Charge, if any, pertaining to such Communications Service canceled.

                 (c) It is agreed that USOC's damages in the event Carrier cancels any or all Communications Services shall be difficult or impossible to ascertain. The provision for a Cancellation Charge in this Section 4.7 is intended, therefore, to establish liquidated damages in the event of a cancellation and is not intended as a penalty.

                 (d) Cancellation charges shall not apply in the event of a termination caused by USOC's material breach of its agreement herein.

         4.8     Modification of Services or Terms.

                 USOC reserves the right to terminate providing any Communications Service provided in any Service Area under this Agreement or modify the charges or other terms for any Communications Service provided in any Service Area under this Agreement, including by means of modifying any then-existing Tariff, upon not less than 60 days' prior notice to Carrier, which notice will state the effective date for such termination or modification. Carrier may accept the rate change or cancel the affected portion of the Communications Service without penalty by notifying USOC in writing at least 30 days prior to the effective date of the modification. USOC shall reimburse Carrier for any Cancellation and/or Termination fees incurred by Carrier as a result of actions taken by USOC under Section 4.8.

5.       Credit.

                 (a) Execution of this Agreement signifies (1) Carrier's acceptance of USOC's initial and continuing credit approval procedures and policies; and (2) USOC's approval of Carrier's credit worthiness.

                 (b) If at anytime there is a material adverse change in Carrier's





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creditworthiness, then in addition to any other remedies available to USOC,
USOC may elect, in its sole discretion, to exercise one or more of the following remedies: (i) cause the start of service for any Communications Service described in a previously executed Service Request to be withheld; (ii) cease providing any Communications Service pursuant to a Suspension Notice;
(iii) decline to accept a Service Request or other requests from Carrier to provide any Communications Service which USOC may otherwise be obligated to accept; or (iv) condition its provision of any Communications Service or acceptance of a Service Request on Carrier's assurance of payment which shall be a deposit of cash or such other means to establish reasonable assurance of payment.

                 (c) A material adverse change in Carrier's creditworthiness shall include, but not be limited to: (i) Carrier's material, uncured default in its obligations to USOC under this or any other agreement with USOC; (ii) failure of Carrier to make full payment of undisputed charges due hereunder on or before the Late Fee Date on three or more occasions during any period of 12 or fewer months or Carrier's failure to make such payment on or before the Late Fee Date in any two consecutive months; (iii) acquisition by Carrier (whether in whole or by majority or controlling interest) by an entity which is insolvent, which is subject to bankruptcy or insolvency proceedings, or (iv) Carrier's being subject to or having filed for bankruptcy or insolvency proceedings or the insolvency of Carrier.

                 (d) USOC shall provide Carrier with a written description of all credit approval procedures and policies including any subsequent modifications of those procedures and policies.

6.       Fraudulent Calls.

                 Provided USOC implements Carrier's Fraud control parameters and/or provides Carrier with access to and control of Carriers fraud control parameters Carrier shall indemnify and hold USOC harmless from all costs, expenses, claims or actions arising from calls the purpose or effect of which is theft or unauthorized usage of communications services or misleading or fraudulent communications (including, without limitation, communications intended to effect theft through unauthorized use of credit cards) of any nature (collectively, "fraudulent calls") which may comprise a portion of any Communications Service. USOC shall reimburse or credit Carrier for fraudulent call if Carrier notifies USOC, in writing, of reasonable fraud prevention measures Carrier wishes USOC to undertake, but USOC either elects not to or fails to implement those measures and fraudulent calling occurs. Carrier shall not be excused from paying USOC for any Communications Service provided to Carrier or any portion thereof on the basis that fraudulent calls comprised a corresponding portion of the Communications Service. In the event USOC discovers fraudulent calls being made (or reasonably believes fraudulent calls are being made), nothing contained herein shall prohibit USOC from taking immediate





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action that is reasonably necessary to prevent such fraudulent calls from taking place, including without limitation, denying any Communications Service to particular ANI's or terminating any Communications Service to or from specific locations. USOC must provide notice within 30 minutes of such action to Carrier. Additionally, USOC will review with Carrier on a monthly basis fraud control parameters to insure both parties remain in agreement on the control levels as well as continue to reasonably move towards notifying Carrier as soon as possible on actions taken by USOC on Carrier's ANI's.

7.       Regulatory Certifications.

                 (a) Carrier warrants that in all jurisdictions in which it provides services that require certification, it has obtained the necessary certification from the appropriate governmental authority. Further, if required by USOC, Carrier agrees to provide proof of such certification acceptable to USOC which USOC's acceptance shall not be unreasonably withheld. In the event Carrier is prohibited, either on a temporary or permanent basis, from conducting its telecommunications operations in a given state, Carrier shall
(i) immediately notify USOC by facsimile transmission and (ii) send written notice to USOC within 72 hours of such prohibition.

                 (b) In the event USOC provides any Communications Service under this Agreement the provision of which, or the rates chargeable for which, is dependent on the percentage of traffic of Carrier utilizing such service that is intrastate or interstate, (i) USOC shall be entitled to determine the percentage of interstate (including international) and intrastate minutes of use relevant to the minutes of traffic utilizing such service to the extent USOC has the ability to make such determination directly or (ii) to the extent USOC does not have such ability or elects not to make such determination, Carrier shall, on USOC's request, provide USOC with a written certification ("PIU Certification") of such percentage. If requested, each PIU Certification shall be provided by Carrier prior to start of service for any such Communications Service and may be modified from time to time by Carrier and subject to recertification upon the request of USOC, which requests shall not be made unilaterally by USOC more than once each calendar quarter. Any such modifications) of PIU Certification(s) shall be effective as of the first day of any calendar month and following at least forty-five (45) days notice from Carrier. USOC will provide Carrier written notice of Carrier's failure to provide requested PIU Certification. Carrier has 60 days to provide said certification to USOC. In the event Carrier fails to make any such requested PIU Certification as to any Communications Service the rates chargeable for which are so dependent, the relevant minutes of use will be deemed to be subject to the intrastate rates provided for in the related Service Description or Tariff. USOC is authorized to (i) rely on such PIU Certification in its own PIU Filings and (ii) file any such PIU Certification with any governmental authority, any Third Party Provider or any LEC or CLEC. In the event any governmental authority requires an audit of USOC's PIU Certifications, or to the extent (but only to the extent) such governmental authority is entitled to audit the interstate/intrastate minutes of Carrier's traffic, Carrier agrees to cooperate in such audit at its expense and make its call detail records, billing systems and other necessary





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information reasonably available to USOC solely for the purpose of verifying
Carrier's interstate/intrastate minutes of traffic. Carrier agrees to indemnify USOC for any liability or costs (including, without limitation, any back-billing or penalties and legal fees and expenses) USOC incurs in the event the percentages in any PIU Certification are different than those determined by any such audit.

8.       Use of Service.

                 USOC will provide any Communications Services specified in any Service Request to Carrier only upon the condition that such Communications Service shall not be used for any unlawful purpose. Except as specified in any Service Description, neither this Agreement nor the provision of any Communications Service hereunder will constitute either party as the agent or legal representative of the other party, create a partnership or joint venture between the parties or result in a joint communications service offering to any third parties. Neither party shall have any authority to enter into any agreement on behalf of or bind the other party in any manner whatsoever. USOC and Carrier agree that this Agreement, to the extent it is subject to FCC regulation, is an inter-carrier agreement which is not subject to the filing requirements of Section 211(a) of the Local Telephone Network Act of 1934
(47 U.S.C. Section 211(a)) as implemented in 47 C.F.R. Section 43.51.

9.       Operating Subsidiaries; Third Party Providers.

                 Carrier acknowledges and agrees that USOC, in providing Communications Services under this Agreement, (i) may provide Communications Service through one or more operating subsidiaries and (ii) will, in whole or in part, lease the facilities of, or obtain communications services from, one or more Third Party Providers. Carrier shall have the right to consent in advance to the exercise of USOC's rights, and to the fulfillment of USOC's obligations, under this Agreement by any such subsidiary or Third Party Provider which consent shall not be unreasonably withheld. Before the commencement of any transaction in which USOC reasonably foresees any Third Party Provider having access to any of Carrier's proprietary information, USOC shall obtain a nondisclosure agreement executed by such Third Party Provider agreeing to hold Carrier's proprietary information in confidence pursuant to
Section 15.

10.      Nonexclusive Market Rights.

                 This Agreement does not prevent USOC from providing services to purchasers other than Carrier, nor, except as expressly provided in Section 18 hereof, does it prevent Carrier from purchasing services from suppliers other than USOC. USOC shall have no





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obligation under this Agreement to provide any facilities or services except those Communications Services ordered by Carrier in accordance with a Service Request. Carrier or the End User, as applicable, and not USOC, will be responsible for provision of any equipment or communications service beyond the applicable interfaces at the APM or, where USOC is providing the Entrance Facility or the Connection Facility, at the Served Carrier POP or Underlying Carrier POP, as applicable, or, where USOC provides Special Access (Software Defined) Services, at the End User Premises, respectively.

11.      Warranty.

                 USOC represents and warrants to Carrier that:

                          (i) USOC is duly organized, validly existing and in good standing under the laws of its incorporation, with all requisite power to enter into and perform its obligations under this Agreement in accordance with its terms;

                          (ii) USOC will have full operating authority to offer and provide Communications Service in each Service Area listed in the latest Service Availability Schedule relating to the Service Description for such Communications Service under this Agreement; and

                          (iii) USOC will use all reasonable efforts under the circumstances to maintain an overall quality of Communications Services provided hereunder that is consistent with telecommunications common carrier industry standards, government regulations and sound business practices. At the present time, the grade of service generally accepted as the industry standard is P.01.

                          (iv) The Switches USOC will install and deploy in connection with the provision of Communications Services under this Agreement shall be configured at the time of their installation and deployment so that they are capable of delivering dial tone.

                          (v) USOC represents and warrants to Carrier that the Communications Service provided over USOC's network hereunder shall be 99.9% free of service outages over a one year period, other than for reasons of planned service outages (e.g., scheduled maintenance) or cable cuts. Planned service outages or cable cuts shall not exceed 30 continuous or cumulative hours, or any combination thereof per month with respect to any circuit. If USOC fails to meet the quality standards above, Carrier may, without penalty, provision services with another Comparable Switching Service Provider for redundant service requirements.

                          (vi) USOC shall produce and deliver CDR's, so as to enable Carrier to bill End Users, to Carrier within 10 days of the end of Carriers





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         defined billing cycle,. If USOC fails to do so, and if Carrier is unable to bill its End Users as a result, Carrier shall be entitled to recover its lost revenue and related damages from USOC, notwithstanding any other provisions of this Agreement. Additionally, Carrier must notify USOC in writing of any desired changes requested in CDR format. USOC must then respond within 30 days in writing with a proposed timeframe for being able to process CDR's in the manner requested and no changes can be made until both parties agree in writing on format and implementation dates.

USOC MAKES NO OTHER WARRANTIES ABOUT THE SERVICE PROVIDED HEREUNDER, EXPRESS OR IMPLIED, WRITTEN, ORAL, OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE.

12.      Liability; General Indemnity: Reimbursement.

         12.1    Limited Liability.

                 The liability of each party under this Agreement for defaults, breaches of representations, warranties or agreements hereunder, or in any other respect hereunder, shall not exceed an amount equal to the amounts that were (or, in the case of a failure by Carrier to use a Communications Service required to be used by Carrier hereunder, amounts that would have been) charged for the related Communications Service provided under this Agreement.

         12.2    No Consequential Damages.
IN NO EVENT WILL EITHER PARTY HERETO BE LIABLE TO THE OTHER PARTY FOR ANY INDIRECT, SPECIAL, RELIANCE, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, INCLUDING, WITHOUT LIMITATION, LOSS OF REVENUE, HARM TO BUSINESS, LOSS OF CUSTOMERS OR CLIENTS, LOSS OF GOODWILL, LOSS OF DATA, LOST SAVINGS OR LOSS OF PROFITS ARISING IN ANY MANNER FROM THIS AGREEMENT OR THE PERFORMANCE OR NONPERFORMANCE OF OBLIGATIONS HEREUNDER, WHETHER OR NOT INVOLVING NEGLIGENCE OF SUCH PARTY AND WHETHER OR NOT SUCH PARTY HAD OR SHOULD HAVE HAD ANY ACTUAL OR CONSTRUCTIVE KNOWLEDGE THAT SUCH LOSSES OR DAMAGES MIGHT BE INCURRED. EACH PARTY HEREBY RELEASES THE OTHER PARTY (AND SUCH OTHER PARTY'S AFFILIATES, AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND SUPPLIERS (INCLUDING ANY THIRD PARTY PROVIDERS)) FROM ANY SUCH CLAIM.

         12.3    General Indemnity.

                 (a) Carrier agrees to forever indemnify and hold USOC and its Affiliates and their respective officers, directors, employees, agents and suppliers (including any Third Party





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Providers) harmless from and against any and all claims, demands, suits, actions, losses, damages, assessments or payments which parties other than Carrier (e.q., Carrier's Customers (or, where USOC is furnishing Switching Service to Carrier, Carrier's Underlying Carriers)) may assert (i) arising out of or relating to any defect or alleged defect in any Communications Service or
(ii) caused by the gross negligence or willful misconduct on the part of Carrier or their representatives.

         (b) USOC agrees to forever indemnify and hold Carrier and its Affiliates and their respective officers, directors, employees, agents and suppliers (including any Third Party Providers) harmless from and against any and all claims, demands, suits, actions, losses, damages, assessments or payments which parties other than USOC may assert (i) arising out of or relating to any defect or alleged defect in any Communications Service or (ii) caused by the gross negligence or willful misconduct on the part of USOC or their representatives.

         12.4    Reimbursement.

                 USOC agrees to reimburse Carrier for all reasonable costs and expenses incurred by Carrier due to Carrier's direct participation (either as a party or witness) in any administrative, regulatory or criminal proceeding concerning USOC if Carrier's involvement in said proceeding is based solely on Carrier's utilization of USOC's provision of Communications Services to Carrier.

         12.5    Insurance.

                 If one party is to perform work on the premises of the other party, of an Underlying Carrier or of an End User, the party performing the work shall secure and maintain worker's compensation and public liability insurance in accordance with sound business practices and as required by law.

13.      Force Majeure.

                 If USOC's performance of this Agreement or any obligation hereunder is prevented, restricted or interfered with by causes beyond its reasonable control, including, without limitation, acts of God, fire, water main break, explosion, industrial sabotage or vandalism, conduit collapse, cable cut, storm, flood or other similar occurrence, pest damage, power surge, fluctuation or failure, any law, order, regulation, direction, action or request of the United States government or any state or local government or any department, agency, commission, court, military authority, bureau, corporation or other instrumentality of any one or more such governments, natural emergency, insurrection, riot, war, strike, lockout, work stoppage or other labor difficulties, or failure, shortage, breach or delay (in delivery of goods in good working order, in provision of satisfactory services, in compliance with any contract or Tariff or otherwise) by, or material change in non USOC Tariff of, any hardware, software or other supplier or LEC, then USOC shall be excused from such





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performance on a day-to-day basis to the extent of such prevention, restriction or interference. USOC shall use reasonable efforts under the circumstances to avoid or remove such causes of nonperformance and shall proceed to perform with reasonable dispatch whenever such causes are avoided or removed.

14.      Partial Invalidity; Government Action.

         14.1    No Violations Known.

                 Each party represents that it is not aware of any facts that would justify a complaint to the FCC or any state regulatory authority concerning the prices, terms or conditions of the transactions contemplated by this Agreement.

         14.2    Partial Invalidity.

                 If any part of any provision of this Agreement shall be invalid or unenforceable under applicable law, rule or regulation, that part shall be ineffective to the extent of such invalidity only, without in any way affecting the remaining parts of that provision or the remaining provisions of this Agreement. In such event, Carrier and USOC will negotiate in good faith with respect to any such invalid or unenforceable part to the extent necessary to render such part valid and enforceable.

         14.3    Government Action.

                 If any material rate or term contained herein and relevant to any Communications Service is substantially changed (to the detriment of the terminating party) or found to be unlawful or the relationship between the parties hereunder is found to be unlawful, in either case by order of the highest court of competent jurisdiction to which the matter is appealed, the FCC or other local, state or federal government authority of competent jurisdiction, (i) Carrier and USOC will negotiate in good faith with respect to such rate, term or relationship to the extent necessary to minimize the consequences of such change or to render such rate, term or relationship lawful, as applicable, and (ii) to the extent such good faith negotiation is not successfully concluded, subject to Section 18, upon 30 days' prior written notice, either party shall have the right, without liability to the other, to cancel any affected portion of the affected Communications Service.

15. Proprietary Information.

         15.1    Confidential Information.

                 The parties understand and agree that the terms and conditions of this Agreement, limited to any pricing of Communication Services contained herein and all conditions set forth in Section's 18.1 and 3.1 respectively, are confidential as between Carrier and USOC.

         15.2    Limited Disclosure.

                 A party shall not disclose Confidential Information unless subject to discovery or disclosure pursuant to legal process, or to any other party other than the directors, officers and employees of a party or a party's agents including their respective brokers, lenders, insurance carriers or bona fide prospective purchasers who have specifically agreed in writing to nondisclosure of the terms and conditions hereof. Any disclosure hereof required by legal process in any judicial or administrative proceeding (including any public service commission proceeding) shall be made only after providing the non-disclosing party with notice thereof in order to permit the non-disclosing party to seek an appropriate protective order or exemption. Violation by a party or its agents of the foregoing provisions shall entitle the non-disclosing party, at its option, to obtain injunctive relief without a showing of irreparable harm or injury and without bond.

         15.3    Use of Name.

                 Neither party shall, without the prior written consent of the other party, (i) refer to itself as an authorized representative of the other party whenever it refers to the Communication Services in promotional, advertising or other materials, or (ii) use any logos, trade marks or service marks of the other party in any of its promotional, advertising or other materials. Additionally, each party shall provide to the other party for its prior review and written approval, all promotions, advertising or other publication using or displaying the other party's name. Each party agrees to change or correct, at such party's expense, any such material or activity which the other party, in its reasonable judgment, determines to be inaccurate, misleading or otherwise objectionable.

         15.4    Survival of Confidentiality.

                 The provisions of this Section 15 will be effective as of the Agreement Date and remain in full force and effect for a period which will be the longer of (i) one year following the Agreement Date, or (ii) one year from the termination of all Communication Services hereunder.

16.      Notices.

                 Notices under this Agreement shall be in writing and delivered by hand-delivery, overnight courier, mail or facsimile transmission to:

                          (i)     if to Carrier, to
                                        Phoenix Network
                                        1687 Cole Blvd.
                                        Golden, CO 80401
                                  Attn.: Office of the President
                                  Telecopy No. (303) 232-1250
                          or such other address designated by Carrier by written notice to USOC; or

                          (ii)  if to USOC, to

                          US ONE Communications Corp.
                          206 West Pearl Street
                          Suite 1610
                          Jackson, MS 39201
                          Attn.: Carrier Sales Dept.
                          Telecopy No.: (601) 948-3555

                          or such other address designated by USOC by written notice to Carrier.

Carrier shall notify USOC in writing if Carrier's billing address is different from the address of Carrier specified pursuant to clause (i) above. The effective date for any notice under this Agreement shall be the date of actual receipt of such notice by the appropriate party, notwithstanding the date of deposit of such notice with a courier or mailing.

17.      Miscellaneous.

         17.1    Exclusive Remedies.

                 Except as otherwise specifically provided for herein, the remedies set forth in this Agreement comprise the exclusive remedies available to either party at law or in equity.

         17.2    No Waiver.

No term or provision of this Agreement shall be deemed waived and no breach or default shall be deemed excused unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. A consent to waiver of or excuse for a breach or default by either party, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any different or subsequent breach or default.

         17.3    Arbitration

Notwithstanding anything to the contrary in this Agreement, any dispute or claim arising out of or relating in any way to this Agreement, its making, performance, or interpretation, or the transactions contemplated hereby, shall be settled by arbitration at a mutually agreed upon location in Denver, Colorado; provided, however, that nothing in this Section shall restrict the right of either party to apply to a court of competent jurisdiction for emergency relief pending final determination of a claim by arbitration in accordance with this Section. All arbitration shall be conducted in accordance with the rules and regulations of the American Arbitration Association, in force at the time of any such dispute, and shall be conducted by a panel of three arbitrators, one selected by USOC, one selected by Carrier, and the third selected by the other two arbitrators. Each party shall pay its own expenses associated with such arbitration, including the expenses of any arbitrator selected by such party and fifty percent (50%) of the expenses of the third arbitrator. The prevailing party in any arbitration shall be entitled to reimbursement of reasonable attorney's fees and expenses, including, without limitation, arbitration expenses, relating to the arbitration. The decision of the arbitrators, based upon written findings of fact and conclusions of law, shall be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction.

         17.4    Choice of Law.

                 This agreement and all disputes arising out of or relating in any way to it, including disputes relating to its making, performance, and interpretation, shall be determined by reference to the internal laws of the State of Colorado without regard to choice of law principles.

         17.5    Successors and Assigns.

                 This Agreement, and each of the parties' respective rights and obligations hereunder, shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors or assigns for the initial 36 months of this Agreement. Neither party shall assign or transfer its rights or obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld. Any such assignment or transfer without such consent shall be void. At any time after the third anniversary of the effective date of this Agreement, if Carrier is acquired by any Comparable Switching Service Provider, Carrier has the right to terminate this Agreement without penalties or cancellation charges.

         17.6    No Third Party Beneficiaries.

                 Subject to Section 9.3, 12.2 and 12.3, this Agreement does not provide and is not intended to provide third parties with any right, remedy, claim, liability, reimbursement, cause of action or other privilege.

         17.7    Survival of Terms.

                 The terms and provisions contained in this Agreement that by their sense and context are intended to survive the performance thereof by the parties hereto shall so survive the completion of performance and termination of this Agreement, including, without limitation, provisions for indemnification and the making of any and all payments due hereunder.

         17.8    Headings.

                 Descriptive headings in this Agreement are for convenience only and shall not affect the construction of this Agreement.

         17.9    Industry Terms.

                 Words having well-known technical or trade meanings shall be so construed, and all listings of items shall not be taken to be exclusive, but shall include other items whether similar or dissimilar to those listed, as the contract reasonably requires.

         17.10   Rule of Construction.

                 No rule of construction requiring interpretation against the drafting party hereof shall apply in the interpretation of this Agreement.

         17.11   Entire Agreement.

                 This Agreement consists of (i) all the terms and conditions contained herein and (ii) all documents incorporated herein specifically by reference. This Agreement constitutes the complete and exclusive statement of the understandings between the parties and supersedes that certain letter of intent between the parties hereto November 8, 1995 and all proposals and prior agreements (oral or written) between the parties relating to any Communication Service provided hereunder. No subsequent agreement between the parties concerning any Communication Service shall be effective or binding unless it is made in writing and subscribed to by authorized representatives of Carrier and USOC, except that USOC, by written notice to Carrier may unilaterally modify this Agreement by (i) adding Service Descriptions for additional Communications Services, (ii) changing any existing Service Availability Schedule to add to the list of Service Areas in which the related Communications Services are to be available, (iii) modifying any Service Description in a manner which does not adversely affect Carrier in any material respect, (iv) modifying any Tariff (any effect thereof on carrier to be subject to the provisions of Section 2.3), or (v) subject to Section 4.8, changing the terms and conditions for providing any Communications Service herein.

18.      Service Commitments.

         18.1    General Agreement.

                 In consideration of USOC's agreement to provide Switching Service,

Switched Access Service and Special Access (Software Defined) Service to Carrier in each Service Area in which such Communications Services are available on a "most-favored-customer" basis as specified in Sections 18.2,
18.3 and 18.4 below and the other agreements of USOC herein, Carrier agrees to request Switching Service, Switched Access Service and Special Access (Software Defined) Service from USOC in each Service Area in which such Communications Service is available subject to the terms and conditions specified in Sections 18.2, 18.3 and 18.4 below, all as specified in this Section 18.

         18.2    Switching Service.

                 (a) USOC agrees that, promptly after installation of any host switching module in a Switching Service Area, subject to Section 13, USOC will take such actions as may be reasonably required in order that USOC is able to offer Switching Service for all calls ("Eligible Calls") for which Carrier is the Primary IXC, underlying carrier or switching service provider that originate or terminate in such Switching Service Area.

                 (b) If USOC delivers a Service Availability Schedule with respect to Switching Service specifying the availability of Switching Service in any Switching Service Area Carrier commits and agrees to utilize Switching Service for each Eligible Call in respect of such Switching Service Area (except during any installation period as provided in the Service Description for Switching Service), unless:

                          (i)     Carrier is not so required as specified in
         Section 18.8; or

                          (ii) the usage of Switching Service provided by USOC in accordance with the Service Description for such Eligible Call is not economically justified by the volume or cost of Eligible Calls in respect of such Switching Service Area (as reasonably determined by Carrier after consultation with USOC); or

                          (iii) At any time after the third anniversary of the effective date of this Agreement the rates per minute USOC charges Carrier for incremental Switching Service, in accordance with the Service Description and Tariff, is more expensive than the switching service of a Comparable Switching Service Provider in the same Service Area, Carrier may elect to purchase that service from a Comparable Switching Service Provider. Carrier may also move existing traffic associated with the involved Switching Service to the Comparable Switching Service Provider. Carrier shall notify USOC in writing 60 days before making the referenced election. If USOC agrees in writing to meet or better the rate per minute offered by the Comparable Switching Service Provider and to implement the new pricing on the next invoice, Carrier must purchase the involved Switching Service from USOC.

                          (a) In the event that Carrier exercises (iii), USOC reserves the right to cancel any underutilized Ports and associated traffic in the affected Service Area and apply Cancellation Charges to such. Underutilization shall be determined by USOC based upon industry standard engineering practices. USOC must provide Carrier with written notice 30 days prior to any such Cancellation.

                 (c) USOC will provide Carrier, at USOC's expense, a minimum of two (2) data links to the USOC network control systems for use by Carrier in managing the customer features, trunk group functions, routing and call processing databases of the Partitions dedicated to Carrier relating to any Switching Service provided hereunder.

                 (d) Carrier will provide such terminal equipment or workstations at Carrier's premises as may be necessary for managing of Carrier's customer base and switched network.

                 (e) To the extent permitted by law and applicable regulation, USOC will cause the per minute usage charges for any month for any Switching Service provided by USOC to Carrier in any Service Area not to exceed the per minute charges for such month paid or payable by any Comparable Entity purchasing Switching Service from USOC in such Service Area in such month. Furthermore, if USOC extends pricing to any Comparable Entity involving rates per minute that are equal to or lower than those offered to Carrier, then in addition to Carrier's election option described in (b)(iii) above, Carrier shall be entitled to substitute any other terms or conditions USOC has offered to the Comparable Entity. USOC shall also refund to Carrier the difference between Carrier's rates per minute and the lower rates per minute extended to any Comparable Entity in the same Service Area, times the number of minutes affected by the difference for the length of time the lower rates were in effect for the Comparable Entity.

                 (f) For the purpose of monitoring USOC's pricing agreements described in subparts (b)(iii) and (e) above, USOC shall provide for independent verification by USOC's external auditors certifying USOC's compliance with the pricing terms conditions set forth herein as compared to any carrier USOC is providing services to.

                 (g) With respect to Switching Service, Carrier will pay USOC the following charges:

                          (i)     port charges, consisting of a [   ] per month
         per each Carrier Dedicated Port in any Service Area in which USOC is providing Switching Service to Carrier pursuant to this Agreement. The Switching Service Port Charge will not apply to ports used in the provision of USOC Switched Access Services, or to ports used in the provision of dialtone services to end user customers. Additionally, USOC commits to accept assignment of all Carrier provisioned Switched Access Services upon installation of switch by USOC in respective Service Areas or at USOC's option, allow for Carrier provisioned Switched Access

Portions of this exhibit have been redacted pursuant to a request for confidential treatment made with the Securities and Exchange Commission and are reflected herein by [ ]. The Company has filed unredacted versions with the Securities and Exchange Commission under separate cover.

         Services to be turned up on USOC's switch with all connecting Port charges waived until such time as USOC notifies Carrier that USOC provisioned Switched Access Service is available and that Carrier will in no way be harmed economically by turning up such services.

                          (ii) subject to Section 18.2(e), a usage charge with respect to each Eligible Call switched through one or more USOC host switching modules as part of Switching Service provided to Carrier by USOC pursuant to this Agreement equal to the product of (x)
         [      ] per minute (as to the first [        ] minutes of usage for
         all such Eligible Calls in all Service Areas in any calendar month (or
         portion thereof)), [      ] per minute (as to the next [          ]
         minutes of usage for all such Eligible Calls in all Service Areas in
         such period) and [      ] per minute (as to any minutes of usage above
         [        ] for all such Eligible Calls in all Service Areas in such period) and (y) either one (1) (if such Eligible Call is switched through only one USOC host switching module) or two (2) (if such Eligible Call is switched through two or more USOC host switching modules). Carrier shall never incur more than 2 Switching Services Charges per Eligible Call regardless of the number of switches USOC routes said Eligible Call. Additionally, for purposes of this agreement, Eligible Call minutes shall be calculated in increments of 6 seconds and rounded to such per Eligible Call.

                 (h) USOC will provide, and Carrier will be obligated to pay the port charges specified in Section 18.2(f)(i) in respect of, Carrier Dedicated Ports on any host switching module only in groups of 24 (regardless of actual Carrier usage). USOC commits to work with Carrier to insure best engineering practices are employed and where and if possible, provision for the minimum number of Ports necessary to handle Carriers traffic per Carrier's defined traffic engineering standards and where and if possible, only charge for Ports utilized either for inbound or outbound purposes. USOC also agrees to uses its best efforts to reduce ingress/egress costs, e.g., through use of direct trunks, and to pass the resulting savings or economies on to Carrier.

         18.3    Switched Access Service.

                 (a) After USOC delivers a Service Availability Schedule with respect to Switched Access Service specifying the availability of Switched Access Service in any Service Area Carrier commits and agrees to use only USOC for switched access service in such Service Area (except during any installation period as provided in the applicable Service Description and Tariff), unless:

                 (x) Switched Access Service provided by USOC in such Service Area in accordance with the Service Description and Tariff is more expensive than the switched access service of the LEC or "Market Basket of Comparable

Portions of this exhibit have been redacted pursuant to a request for confidential treatment made with the Securities and Exchange Commission and are reflected herein by [ ]. The Company has filed unredacted versions with the Securities and Exchange Commission under separate cover.

                 Switching Service" in such Service Area;

                 (y) Switched Access Service provided by USOC in such Service Area in accordance with the Service Description and Tariff has less favorable operating characteristics than the access service of the LEC in such Service Area; or

                 (z)      Carrier has no Customers in such Service Area.

                 (b) Where Carrier is obtaining both Switching Service and Switched Access Service in any Service Area from USOC, USOC will waive any Entrance Facility charges otherwise imposed by USOC in connection with Switched Access Service provided by USOC through such Entrance Facility.

         18.4    Special Access (Software Defined) Service.

                 (a) After USOC delivers a Service Availability Schedule with respect to Special Access (Software Defined) Service specifying the availability of Special Access (Software Defined) Service in any Service Area Carrier commits and agrees to use only USOC in order to provide special access service to Customers in such Service Area (except during any installation period as provided in the applicable Service Description), unless:

                          (x) Special Access (Software Defined) Service provided by USOC in such Service Area in accordance with the Service Description and Tariff is more expensive than the special access service of the LEC or Market Basket of Comparable Switching Service Providers in such Service Area;

                          (y) Special Access (Software Defined) Service provided by USOC in such Service Area in accordance with the Service Description and Tariff has less favorable operating characteristics in the sound business judgment of Carrier, than the special access service of the LEC in such Service Area; or

                          (z)     Carrier has no Customers in such Service Area.

                 (b) Where Carrier is obtaining both Switching Service and Special Access (Software Defined) Service in any Service Area from USOC, USOC will waive any Entrance Facility charges otherwise imposed by USOC in connection with Special Access (Software Defined) Service provided by USOC through such Entrance Facility.

         18.5    Engineering Assistance.

                 For a period of eighteen (18) months after the Agreement
Date, or for a period of six (6) months following the actual installation date of the last Switch identified in the Switch Implementation Schedule, whichever is later, USOC agrees, at its own expense, to provide Carrier with such network design engineering assistance and consultation as may be reasonably required to facilitate Carrier's transition into utilizing Switching Service, Switched Access Service and Special Access (Software Defined) Service provided by USOC hereunder and in developing systems or procedures for management of such Communications Services provided by USOC hereunder. If Carrier elects to utilize USOC's network design engineering assistance, Carrier will be responsible for providing traffic data in a structure and format compatible with USOC's data processing systems.

Additionally, USOC commits to provide to Carrier premise based Network Management systems and all necessary associated training so as to allow Carrier to fully or partially operate any or all aspects of their network. USOC and Carrier commit to devoting resources 60 days after the first switch installation to agree upon design of and schedule for implementation of such services.

         18.6    Local Telephone Service.

                 USOC and Carrier agree, to the extent permitted by law and applicable regulation, that, when and if USOC offers local exchange services (including basic telephone service and enhanced or data services such as ISDN, Wideband, Broadband, Frame Relay or ATM) in one or more Service Areas:

                          (i) USOC and Carrier will develop a cooperative marketing effort to market such services to End Users;

                          (ii) if requested by Carrier, USOC will license Carrier to offer such services under a "private label" arrangement of Carrier; and

                          (iii) Carrier will "resell" such services to its Customers in a manner substantially similar to the manner in which Carrier currently resells to Customers the long distance services obtained from Underlying Carrier.

         18.7    Product Development.

                 USOC agrees to use its best commercially reasonable efforts to respond to any requests of Carrier to develop communications services to be offered to Customers that utilize the Centrex and AIN (advanced intelligent network) capabilities of the USOC host switching modules.

         18.8    Other Contracts.

(a) Notwithstanding any other provision of this Section 18, in order to comply with its obligations in Sections 18.2, 18.3 or 18.4, Carrier shall not be required hereunder to breach any contract existing on the Agreement Date, or contracts entered into after the Agreement date necessitated by USOC not being able to provision services in a respective Service Area, with any other company offering telephone communications services; provided, however, that Carrier shall use its best commercially reasonable efforts to seek early termination or waiver of any provision that would otherwise restrict Carrier from complying with such obligations. Carriers inability to obtain early termination or waiver, even if Carrier cannot comply with its obligations in Sections 18.2, 18.3, or 18.4 as a result, shall not constitute a breach under this Agreement.

(b) Should USOC materially miss, or should it appear to Carrier that USOC will materially miss, its Switch Installation Schedule, Carrier may enter into a contract with any Comparable Switching Service Provider for Communication Services in the affected Service Areas. Should USOC thereafter have the ability to provide the Communications Services in the affected Service Areas, Carrier shall use its best commercially reasonable efforts to seek early termination or waiver of any provision of any contracts with any Comparable Switching Service Providers that would otherwise restrict Carrier from complying with its obligations in Sections 18.2, 18.3, or 18.4. Carrier's inability to obtain early termination or waiver, even if Carrier cannot comply with its obligations in Sections 18.2, 18.3, or 18.4 as a result, shall not constitute a breach under this Agreement.

         18.9    APMs.

                 In connection with making Switching Service, Switched Access Service and Special Access (Software Defined) Service available to Carrier in any Service Area, USOC will, at Carrier's request, use its commercially reasonable efforts to provide an APM in the point of presence of each Major Carrier designated by Carrier in the immediate vicinity of the Service Hub.

         18.10   Reselling.

                 Carrier may, to the extent permitted by law and applicable regulation, resell to other companies offering telephone communications services to the general public any Switching Service, Switched Access Service or Special Access (Software Defined) Service provided to Carrier by USOC hereunder.

         18.11   Customer Record Detail.

                 USOC shall provide to Carrier all pertinent Call Detail Record
(CDR) no later than 5 business days following the last day of the previous month.

         18.12   Quality of Service

                 USOC agrees to provide all services described herein in accordance with reasonable industry standards of quality. If USOC fails in meeting this obligation for any reasonable period of time for three consecutive months, then Carrier may notify USOC of termination with no cancellation charges incurred.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written by their duly authorized representatives.

US ONE COMMUNICATIONS CORP.                  Phoenix Network, Inc.
   (USOC)                                         (Carrier)

By: /s/ BARENT S. WAGAR                      By: /s/ WALLACE HAMMOND
   ------------------------------               ------------------------------
    Name: Barent S. Wagar                       Name: Wallace Hammond
    Title: President and COO                    Title: President and CEO

                               DEFINITIONS ANNEX

         For purposes of this Agreement, the following capitalized words and phrases shall have the respective meanings set forth below:

         "Access Service" means Switched Access Service, Special Access (Software Defined) Service or any other access service provided by USOC to Carrier in a Service Area pursuant to a Service Description under the Agreement. This includes all Recurring and Non recurring services passed through to Carrier for ONLY what is used by Carrier. Formula's for calculating how Carrier will be charged for Access Service shall be provided by USOC to Carrier to insure Carrier that Carrier IS NOT being penalized for being an initial customer of USOC and is being charged no more than ANY other customer USOC may have.

         "Access Service Request" or "ASR" means a Service Request by Carrier to initiate or cancel an Access Service, including a firm order by Carrier in the Industry Support Interface (ISI) format.

         "Affiliate" means as to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such person.

         "Agreement" means the attached Communications Services Agreement between USOC and Carrier, dated the Agreement Date, including the General Terms and the Service Descriptions, Service Availability Schedules, Definitions Annex and applicable Tariffs incorporated in and made a part thereof as specified in
Section 2.2 of the General Terms.

         "Agreement Date" means the Agreement Date specified on the first page of the Agreement.

         "ANI" means the automatic number identification of a calling party.

         "APM Interface" means the DSX-1 frame, DSX-3 frame or other equipment installed by USOC at each APM for purposes of enabling physical interconnection of the USOC Facilities to the Served Carrier POP through installation of an Entrance Facility joining the APM Interface to the Served Carrier POP or, where USOC is furnishing Switching Service to Carrier in such Service Area, with respect to calls transmitted by an Underlying Carrier over lines dedicated to Carrier, to an Underlying Carrier POP through installation of a Connection Facility joining the APM Interface to the Underlying Carrier POP.

         "Available Physical Meetpoint" or "APM" means, with respect to Communications Service in any Service Area, one or more geographical locations (i.e., buildings) designated by USOC in the Service Availability Schedule for such Communications Service as the places in such Service Area where connection of USOC's Facilities for such Communications Service may be made to Carrier's network or, where USOC is furnishing Switching Service to Carrier in such Service Area, to an Underlying Carrier's network, in each case at the related APM Interface, in order that USOC's mileage usage rates or other location sensitive charges will be computed as if such connection were made at the Rate Center for such Service Area. In each Service Area, the Service Hub for such Service Area will be one of the APMs for such Service Area.

         "Cage" means a Collocated Interconnection Node.

         "Call Detail Record" means specific information provided by USOC to Carrier reflecting characterisctics of calls made by Carriers' customers utilizing USOC services which allow Carrier to then bill Carriers customers.

         "Cancellation Charge" means, with respect to any Communications Service, the charge payable by Carrier upon cancellation of such Communication Service (either directly or as a result of terminating this Agreement) as specified in the related Service Description. Such charge shall be calculated in the following manner:

         1. Switching Services:

                 a: Total usage switching services incurred through date of termination divided by number of months from inception of contract to date of termination equals Average Monthly Switching Services Fee. This Fee is then multiplied by the number of months remaining in the contract and then is discounted by 90%.

                 b: Total Ports in service at time times per port charge for remainder of contract.

         "Carrier" means the IXC, local exchange carrier, reseller or other company offering telephone communications services to the general public identified on the first page of the Agreement, and its permitted successors and assigns under the Agreement.

         "Carrier Dedicated Port" means, with respect to any Switching Service, a port on a USOC Switch that is available for use solely for Carrier's traffic, including a port assigned to a Carrier as a result of a Partition. "Carrier Dedicated Ports" include, without limitation, ports used by Carrier for connection to facilities of another IXC, another USOC Switch or (where permitted) to another LEC or CLEC but exclude ports used in the provision by USOC of Access Service or Dialtone Service.

         "CLEC" means a certified local exchange company other than a LEC.

         "Collocated Interconnection Node" means a point of interconnection for CLEC or CAP communications services that is physically or virtually collocated in the serving wire center or central office of a LEC.

         "Communications Service" means Access Service, Switching Service or any other communications service provided by USOC to Carrier in a Service Area pursuant to a Service Description under this Agreement.

         "Comparable Entity' means, with respect to any Service Area, in any month, any other entity purchasing Switching Service from USOC in such Service Area in such month.

         "Comparable Switching Service Provider" means, any entity involved in the provision and sale of tariffed Communications Services for resale.

         "Competitive Switching Service" means a type of communications service (other than Switching Service provided hereunder) whereby an IXC or reseller is able to obtain long-distance or Class 4 tandem switching functionality for long distance telephone calls of customers of such carrier or reseller (such functionality enabling such carrier or reseller to obtain a degree of control over routing of such calls or to be eligible for pricing schedules of an underlying carrier that are normally reserved for carriers with such switching capabilities and routing control). Competitive Switching Service may be self-provided by such an IXC where such carrier owns the necessary equipment or may be provided under a contract with a third party vendor of communications service.

         "Connection Facility" means the leased circuits, cable or other equipment that connects an Underlying Carrier POP to an APM Interface, which leased circuits, cable or other equipment may be provided by, and deemed a part of the network of, Carrier or where available, at Carrier's option, may be provided by USOC for a Connection Facility charge as specified in the related Tariff.

         "Customer" means a customer of Carrier that purchases from Carrier, under Tariff or contract, communications services to be provided by Carrier, such services to be provided in part, by utilizing a Communications Service provided to Carrier by USOC under this Agreement. Carrier or any of its affiliates may be a Customer if so served by Carrier.

         "Customer Premises" means the End User Premises of a Customer.

         "Customer Premises Interface" means the location selected by Carrier for termination of a Special Access (Software Defined) Service at a Served Customer Premises.

         "Dialtone Service" means local exchange telephone service provided to an End User by a LEC or a CLEC.

         "Eligible Call" has the meaning specified in Section 18.2(a).

         "End User" means a business or residential user of telephone service, and includes each of the Customer originating a telephone call and the party (which may or may not be a Customer of Carrier) receiving such telephone call.

         "End User Premises" means an End User's business or residential premises.

         "End User Premises Interface" means (i) the location designated by the local exchange company or other Local Loop provider for termination of local telephone service at an End User Premises and (ii) in the case of Special Access (Software Defined) Service, a Customer Premises Interface.

         "Entrance Facility" means the leased circuits, cable or other equipment that connects a Served Carrier POP to an APM Interface, which leased circuits, cable or other equipment may be provided by, and deemed a part of the network of, Carrier or where available, at Carrier's option, may be provided by USOC for an Entrance Facility charge as specified in the related Tariff.

         "Facilities" means the equipment, switches, computer hardware and software, apparatus, transmission media, risers and racks, bays, cabinets, frames, conduit, entrance facilities, serving office facilities, leased transmission facilities (except Local Loop) and other plant and equipment (exclusive of building space and electrical power plant at Served Premises) required to provide Communications Services under this Agreement. Facilities include, without limitation, the various APM Interfaces, and in the case of Special Access (Software Defined) Services provided to particular Customers, the network service connections to such Customers. Facilities do not include any Entrance Facility or Connection Facility of Carrier, the LEC End Offices and equipment therein or the LEC lines connecting to End User Premises.

         "FCC" means the Federal Communications Commission.

         "Firm Order Confirmation" or "FOC" means USOC's written confirmation of Carrier's Access Service Request or Switching Service Request.

         "General Terms" means Sections 1 through 18 of the attached Communications Services Agreement, the terms and conditions specified in which shall apply, subject to Section 2.2 and 2.3, to all Communications Services provided by USOC to Carrier.

         "Industry Support Interface" or "[SI" means the standardized ordering forms adopted by the telecommunications industry for access services ordered by an IXC.

         "Initial Term" means the Initial Term (in years) specified on the first page of the Agreement.

         "Installation Charge" means the nonrecurring charge payable by Carrier upon acceptance of a new or modified Communications Service hereunder.

         "Late Fee Date" means, with respect to any invoice for Communications Service, the date 20 days after the invoice date on such invoice.

         "Least Cost Routing" means an aspect of Switching Service provided by USOC pursuant to the Agreement enabling Carrier to select the preferred order of route selection on each individual call based upon digits dialed and other criteria.

         "LEC" means an incumbent local exchange carrier or operating telephone company.

         "LEC End Office" means, with respect to each Service Area in which Switched Access Service is available, each end office of the LEC in such Service Area.

         "Local Loop" means the transmission link connecting an End User Premises to a LEC End Office or CLEC Cage or Switch.

         "Major Carrier" means ATT Corp., Sprint Communications L.P., MCI Telecommunications Corporation and Worldcom Inc.

         "MARKET BASKET OF COMPARABLE SWITCHING SERVICE PROVIDERS" means the average price of Switched Access Service as provided by 3 Comparable Switching Service Providers, as chosen by Carrier, in the affected Service Area. If there are fewer than three Comparable Switching Service Providers in the affected Service Area, then the pricing offered by the actual providers present at the time shall be used.

         "Partition" means, with respect to any Switch in respect of which Switching Service is provided hereunder, the specified ports (Carrier Dedicated Ports) of such Switch and capabilities assigned in software for separate or semi-autonomous control by a Carrier.

         "PIU" means the percentage of interstate usage as defined in the USOC or other relevant LEC or CLEC tariffs.

         "PIU Certificate" means a certification by Carrier in good faith as to the PIU relevant to any Communications Service provided under the Agreement.

         "Primary IXC" or "PIC" means the choice of a customer of a LEC or CLEC, as communicated to the LEC or CLEC, of the interexchange carrier for such customer for each optionable class of calls.

         "Provisioning Intervals" means, with respect to any APM, for any new Communications Service, the maximum period of time expected to connect USOC's Facilities for providing such Communications Service at such APM, as set forth in the Tariff (as modified or supplemented by the related Service Description and Service Request) or, where no Tariff exists for such Communications Service, in the related Service Description and Service Request.

         "Rate Center" means, with respect to any Service Area for Access Service, the coordinates that are the V&H coordinates of the Service Hub in such Service Area and that shall be deemed to be the V&H coordinates of each APM in such Service Area, in each case for purposes of measuring mileage from such Service Hub or APM to another location having established V&H coordinates, such as a LEC central office or tandem.

         "Served Carrier POP" means a specific geographical location in a Service Area where, through the related Entrance Facility, Carrier originates or terminates its interexchange services.

         "Served Customer Premises" means a Served Premises that is the premises of a Customer connected to Carrier through Special Access (Software Defined) Service.

         "Served Premises" means a Served Carrier POP, a Underlying Carrier POP or a Served Customer Premises designated by Carrier in a Service Request to receive a Communications Service from USOC.

         "Service Area" means, for any Communications Service, at any time, one of the defined areas listed on the Service Availability Schedule in effect at such time relating to the Service Description for such Communications Service as areas in which USOC is then capable of furnishing such Communications Service.

         "Service Availability Schedule" means, with respect to any Service Description, a listing of defined Service Areas in which the related Communications Service is then available to Carrier from USOC, as well as projected future availability dates.

         "Service Description" means a service description attached to and made a part of the Agreement, each of which describes the terms and conditions under which USOC will provide a particular Communications Service under this Agreement.

         "Service Due Date" means the date for Carrier's acceptance of new Communications Service, or for USOC's disconnection of an existing Communications Service, each as specified in Carrier's Service Request.

         "Service Hub" means the location in a Service Area for Switching Service or Access Service that houses USOC's host switching module or other location designated in the Service Availability Schedule.

         "Service Request" means a request by Carrier to initiate or cancel a Communications Service.

         "Service Request Confirmation" means USOC's response to Carrier's Service Request.

         "Service Term" means, with respect to any Communications Service, the term for which such Communications Service is to be provided under the Agreement.

         "Special Access (Software Defined) Service" means special access service provided by means of software definition (as opposed to dedicated lines) by USOC to Carrier under the Special Access (Software Defined) Service Description under the Agreement.

         "Suspension Notice" has the meaning specified in Section 4.6 of the General Terms.

         "Switch" means an intelligent network element capable of creating or breaking down transmission paths between multiple transmission links.

         "Switched Access Service" means switched access service provided by USOC to Carrier under the Switched Access Service Description under the Agreement.

         "SWITCH IMPLEMENTATION SCHEDULE" MEANS THE RESPECTIVE DATES THAT USOC COMMITS TO CARRIER TO INSTALL USOC SWITCH IN RESPECTIVE SERVICE AREAS AND CAPABLE OF PROCESSING 90% OF CARRIERS TRAFFIC WITHIN 6 WEEKS OR LESS FROM SAID DATES. THIS SCHEDULE IS TO BE REFLECTED IN ATTACHMENT 1 TO THIS AGREEMENT AND CAN BE UPDATED FROM TIME TO TIME BY USOC SUBMITTING IN WRITING ANY CHANGES TO CARRIER. IN NO CASE, SHALL DATES BE MOVED BACK AND CONSIDERED APPROVED BY CARRIER UNLESS CARRIER SPECIFICALLY AGREES TO SUCH CHANGES IN WRITING AND PROVIDES WRITTEN APPROVAL TO USOC AS PART OF ATTACHMENT 1 AND PART OF THIS AGREEMENT.

         "Switching Service" means a service provided by USOC to Carrier under the Service Description for Switching Service under the Agreement in a Service Area whereby Carrier is able to obtain long-distance or Class 4 tandem switching functionality for calls originating or terminating in, or switched by tandem switching through, such Service Area through use of Carrier Dedicated Ports on one or more USOC Switches located in such Service Area (such functionality enabling such carrier or reseller to obtain a degree of control over routing of such calls or to be eligible for pricing schedules of an underlying carrier that are normally reserved for carriers which such switching capabilities and routing control).

         "Switching Service Request" or "SSR" means a Service Request by Carrier to initiate or cancel Switching Service.

         "Switching Service Area" means a Service Area designated for Switching Service in the related Service Availability Schedule.

         "Tariff" means any tariff filed or available for public inspection with respect to any Communications Service proposed to be provided by USOC in any Service Area.

         "Underlying Carrier" means, with respect to Carrier (if USOC is providing Switching Service to Carrier under the Agreement), an IXC whose transmission or switching facilities are utilized by Carrier to transmit long distance telephone calls.

         "Underlying Carrier POP" means, with respect to any Service Area where USOC is furnishing Switching Service to Carrier, a specific geographical location in such Service Area where, through a related Connection Facility, Carrier interconnects with the facilities of an Underlying Carrier.

         "USOC" meansUS ONE Communications Corp., a Delaware corporation, and its permitted successors and assigns under the Agreement.

ATTACHMENT 1 TO COMMUNICATIONS SERVICES AGREEMENT BETWEEN PHOENIX NETWORK INC. AND US ONE COMMUNICATIONS CORP.

SWITCH IMPLEMENTATION SCHEDULE


SERVICE AREA                                           INSTALLATION DATE
- ------------                                           -----------------

1.       DENVER, COLORADO                              JULY 15TH, 1996

2.       CHICAGO, ILLINOIS                             AUGUST 15TH, 1996

3.       NEW YORK CITY, NEW YORK                       SEPTEMBER 15TH, 1996

4.       TAMPA, FLORIDA                                OCTOBER 15TH, 1996

5.       LOS ANGELES, CALIFORNIA                       NOVEMBER 15TH, 1996

6.       BOSTON, MASSACHUSETTS                         DECEMBER 15TH, 1996

7.       DALLAS, TEXAS                                 JANUARY, 1997

8.       SAN FRANCISCO, CALIFORNIA                     FEBRUARY, 1997

9.       ATLANTA, GEORGIA                              MARCH, 1997

10.      MINNEAPOLIS, MINNESOTA                        MARCH, 1997

11.      SEATTLE, WASHINGTON                           APRIL, 1997

12.      WASHINGTON D.C.                               APRIL, 1997

13.      KANSAS CITY, MISSOURI                         MAY, 1997

14.      CLEVELAND, OHIO                               MAY, 1997

15.      MIAMI, FLORIDA                                JUNE, 1997

16.      NEW ORLEANS, LOUISIANA                        JUNE, 1997